EXHIBIT 23.4


Robert A. Olson
Petroleum Geologist
715 Oak Manor Dr.
El Dorado, Ark 71730

January 16, 2006



Natural Gas Systems, Inc.
820 Gessner, Suite 1340
Houston, Texas 77024


         Re:  Use of Robert A. Olson's Name

Gentlemen,

I consent to the use of my name as independent geological consultant to Natural Gas Systems, Inc. in Amendment No. 2 to the Registration Statement (Number 333-125564) of Natural Gas Systems, Inc. on Form SB-2. I also consent to the reference to me under the heading "Experts" in such Registration Statement.

Regards,


/s/ Robert A. Olsen
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Robert Olson